ITEM 77C
MATTERS SUBMITTED TO A VOTE OF SECURITIES HOLDERS

Last Meeting of Shareholders

The special meeting of shareholders of Independence One Mutual Funds (the "Trust") presently consisting of eight portfolios: Independence One Prime Money Market Fund, Independence One U.S. Treasury Money Market Fund, Independence One Michigan Municipal Cash Fund, Independence One U.S. Government Securities Fund, Independence One Fixed Income Fund, Independence One Equity Plus Fund, Independence One Small Cap Fund and Independence One International Equity Fund (each a "Fund") was held on March 15, 2001. The meeting was adjourned and reconvened to March 22, 2001. The following items were considered by shareholders and the results of their voting were as follows.

1. ELECTION OF A TRUSTEE. 1 (voted upon by shareholders of the Trust)


Shares Voted
Affirmatively
Shares Withheld
Nathan Forbes

607,920,569
7,742,225

1 The following Trustees continued their terms as Trustees: Robert E. Baker, Harold Berry, Harry J. Nederlander, Thomas S. Wilson,

2. To approve a new advisory agreement with Independence One Capital Management Corporation for each of the Funds (voted upon by shareholders of all Funds)

Independence One Equity Plus Fund

SHARES VOTED
AFFIRMATIVELY
SHARES VOTED
NEGATIVELY
SHARES ABSTAINING



10,266,548			25,000				 	31,982
Independence One Small Cap Fund

SHARES VOTED
AFFIRMATIVELY
SHARES VOTED
NEGATIVELY
SHARES ABSTAINING



3,239,833			  4,142				 	1,649
Independence One International Equity Fund

SHARES VOTED
AFFIRMATIVELY
SHARES VOTED
NEGATIVELY
SHARES ABSTAINING



1,771,615				0			 	437
Independence One U.S. Government Securities Fund

SHARES VOTED
AFFIRMATIVELY
SHARES VOTED
NEGATIVELY
SHARES ABSTAINING



4,073,318			  0				   6,673
3.  To approve a new subadvisory contract with Sosnoff Sheridan
Corporation for Independence One Equity Plus Fund (voted upon by shareholders of Independence One Equity Plus Fund)
SHARES VOTED
AFFIRMATIVELY
SHARES VOTED
NEGATIVELY
SHARES ABSTAINING
10,257,048				27,941				38,541
4.  To approve a new subadvisory contract with Sosnoff Sheridan
Corporation for Independence One Small Cap Fund (voted upon by shareholders of Independence One Small Cap Fund)
SHARES VOTED
AFFIRMATIVELY
SHARES VOTED
NEGATIVELY
SHARES ABSTAINING
3,234,116				7,923				3,585
5. To approve a new subadvisory contract with ABN AMRO Asset Management
(USA) LLC for Independence One International Equity Fund (voted upon by shareholders of Independence One International Equity Fund)
SHARES VOTED
AFFIRMATIVELY
SHARES VOTED
NEGATIVELY
SHARES ABSTAINING
1,769,211				2,841				0